                                                                   EXHIBIT 10.18



                            SECOND AMENDMENT TO LEASE

               THIS SECOND AMENDMENT TO LEASE (the "Amendment") is made and entered into as of the 7th day of February, 2001, by and between C. J. SEGERSTROM & SONS, a California general partnership ("Landlord"), and EMULEX CORPORATION, a California corporation ("Tenant"), with respect to the following:

                                    RECITALS

               A. Landlord is the landlord and Tenant is the tenant pursuant to that certain Lease dated June 30, 1999 (the "Original Lease") as amended by that certain First Amendment to Lease dated January 21, 2000 (the "First Amendment," and together with the Original Lease, the "Lease"). The Lease covers certain premises (the "Premises") in the Harbor Gateway Business Center, Costa Mesa, California (the "Center") as more particularly described in the Lease.

               B. Landlord and Tenant desire to enter into this Amendment to add to the Premises upon the terms and conditions set forth herein those certain premises consisting of 5,880 square feet of Rentable Area commonly known as Suite 124 (the "1580 Premises") in that certain building commonly known as Research and Development Building No. 8, located at 1580 Corporate Drive in the Center (the "1580 Building"). The 1580 Building contains 13,706 square feet of Rentable Area. The 1580 Premises and 1580 Building are shown cross-hatched on Exhibit "A" attached hereto.

               C. Tenant also desires to obtain certain rights to adjacent Suite 123 in the 1580 Building (the "Expansion Space"). The Expansion Space consists of 2,992 square feet of Rentable Area and is depicted on Exhibit "A" attached hereto. Landlord is willing to grant such rights to Tenant, but only upon the terms set forth in this Amendment.

                                    AGREEMENT

               IN CONSIDERATION OF the foregoing recitals and the mutual promises and covenants contained herein, the parties hereto agree as follows:

               1. Leasing of 1580 Premises. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the 1580 Premises upon all of the terms and conditions of the Lease, as hereby amended. Tenant shall hold and occupy the 1580 Premises as part of the Premises upon all the terms and conditions of the Lease, as hereby amended, except that:

                      (a) The commencement date of the Lease with respect to the 1580 Premises (the "1580 Premises Commencement Date") shall be the date upon which Landlord delivers possession of the 1580 Premises to Tenant broom clean and with all mechanical systems therein in good working order as of the date of such delivery. The target 1580 Premises Commencement Date shall be February 14, 2001. Tender of delivery of possession of the 1580 Premises shall be upon written notice to Tenant stating that the 1580 Premises are in the condition stated above. From and after the 1580 Premises Commencement Date, Tenant shall lease the 1580 Premises as part of the Premises upon all the terms and conditions of the Lease, as hereby amended, and shall otherwise perform or observe all obligations of the tenant under the Lease, as hereby amended, with respect to the 1580 Premises, other than the payment of all Monthly Basic Rent and Tenant's Proportionate Share of Total Operating Expenses with respect to the 1580 Premises and 1580 Building as herein provided. If Landlord is unable to tender delivery of possession of the 1580 Premises to Tenant on or before the target 1580 Premises Commencement Date, the Lease, as hereby amended, shall not be void or voidable with respect to the 1580 Premises nor shall Landlord be liable for any loss or damage resulting therefrom; provided, however, that Landlord shall use reasonable efforts to deliver possession of the 1580 Premises to Tenant as close to the target 1580 Premises Commencement Date as practicable. From and after the 1580 Premises Commencement Date (i) the term of the Lease with respect to the 1580 Premises shall be coterminous with the term of the Lease for the balance of the Premises, and (ii) except as otherwise expressly provided in this Amendment, (A) the term "Premises" as used herein and in the Lease (including, without limitation, in Section 48.4 of the Lease) shall mean and include, respectively, both the Premises (as defined in the Original Lease



                                   EXHIBIT "A"
and the First Amendment) and the 1580 Premises (as defined in this Amendment),
(B) the terms "Building" and/or "Building A" as used in the Lease shall mean and include each of Building A (as defined in the Original Lease), the New Building (as defined in the First Amendment) and the 1580 Building (as defined in this Amendment). The actual 1580 Premises Commencement Date shall be confirmed by a letter agreement prepared by Landlord and executed by Landlord and Tenant; provided, however, that failure of either party to execute and deliver such letter agreement shall not invalidate the determination of the 1580 Premises Commencement Date in accordance with the provisions of this subparagraph (a).

                      (b) The "1580 Premises Rent Commencement Date" shall be thirty (30) days following the 1580 Premises Commencement Date. From and after the 1580 Premises Rent Commencement Date Tenant shall perform and observe all obligations of the tenant under the Lease, as hereby amended, with respect to the 1580 Premises, including the payment of all Monthly Basic Rent and Tenant's Proportionate Share of Total Operating Expenses with respect to the 1580 Premises and 1580 Building as herein provided. From and after the 1580 Premises Rent Commencement Date and continuing through the balance of the initial stated term of the Lease (i.e., August 31, 2001), Tenant shall pay Monthly Basic Rent for the 1580 Premises in accordance with the provisions of paragraph 3 below. In addition, Tenant shall also pay at the times and in the manner provided paragraph 4 below and Exhibit "B" attached to the First Amendment, Tenant's Proportionate Share of Total Operating Expenses with respect to and based upon the Rentable Area of the 1580 Premises, as well as all other charges and additional rent provided for in the Lease with respect to the 1580 Premises.

                      (c) The provisions of Articles/Sections 7, 8, 32, 41, 48.1(b), 48.1(d), 48.1(g), 48.1(h), 48.3(a) through 48.3(c), inclusive, 48.5,
48.6(a), 48.7, 48.8, 48.9(c) (i.e., under no circumstances shall Tenant paint the exterior of the 1580 Building or make any alterations of the type specified in such Section with respect to the 1580 Building or the 1580 Premises), 48.9(f), 48.9(g), 48.11, 48.19, 48.23 and 48.27 of the Original Lease shall have no application with respect to the 1580 Premises or 1580 Building.

                      (d) For purposes of Section 48.25 of the Original Lease, the phrase "or the 1580 Premises" shall be added directly after the phrase "Building A Area" wherever such later phrase appears in such Section 48.25.

                      (e) Those provisions of the Lease superseded or modified by the provisions of this Amendment shall have no application (if superseded) or shall apply only as modified (if modified) with respect to the 1580 Premises.

               2. Condition of the 1580 Premises.

                      (a) On the 1580 Premises Commencement Date, Landlord shall deliver the 1580 Premises to Tenant broom clean and with all mechanical systems therein in good working order.

                      (b) Within three (3) days after the 1580 Premises Commencement Date, Landlord and Tenant shall conduct a joint inspection of the 1580 Premises. The purpose of such inspection shall be to establish the condition of the 1580 Premises as of the 1580 Premises Commencement Date.

                      (c) Except as expressly provided in subsection (a) above, Landlord shall deliver the 1580 Premises to Tenant "AS IS," and Landlord shall have no responsibility, either as to performance or payment of costs, to improve the 1580 Premises for Tenant. Any work of remodeling or improvement of the 1580 Premises by Tenant shall be the sole responsibility of Tenant and shall be in accordance with the applicable provisions of the Lease.

                      (d) Notwithstanding anything to the contrary in the Original Lease, as hereby amended, Landlord may reasonably require restoration of the 1580 Premises as to any improvements and alterations by Tenant (i.e., alterations and improvements by Tenant following the 1580 Premises Commencement
Date), but only as to such alterations and improvements (i) as to which Landlord gives written notice as to the requirement of such removal at the time of Landlord's approval of such alterations or improvements or (ii) which are installed without the prior written approval of Landlord.

               3. Monthly Basic Rent. For the period from the 1580 Premises Rent Commencement Date through and including the expiration of the initial stated term of the Lease (i.e., August 31, 2001), Tenant shall pay Monthly Basic Rent for the 1580 Premises in the sum of $5,586.90 (i.e., $0.95 per square foot of Rentable Area per month). All such Monthly Basic Rent for the 1580 Premises shall be paid at the times and in the manner provided in Section 3.1 of the Original Lease.

               4. Additional Rent and Other Charges.

                      (a) From and after the 1580 Premises Rent Commencement Date, Tenant shall also pay at the times and in the manner provided in this subparagraph (a) and Exhibit "B" attached to the First Amendment, Tenant's Proportionate Share of Total Operating Expenses for the 1580 Premises in accordance with the following:

                              (i) Tenant's Proportionate Share of Total
Operating Expenses for the 1580 Premises shall be forty-two and nine-tenths percent (42.9%) (i.e., the Rentable Area of the 1580 Premises/the Rentable Area of the 1580 Building).

                              (ii) Notwithstanding anything to the contrary in
Exhibit "B" to the First Amendment, Tenant's Total Operating Expenses for each full year or partial lease year during the initial stated term of the Lease (i.e., through and including August 31, 2001) shall be $0.265 per square foot per month (which amount is not included in the Monthly Basic Rent for the 1580 Premises) and shall be paid at the times and in the manner provided in Exhibit "B" to the First Amendment. Actual Total Operating Expenses for the year immediately preceding any extended or additional term shall be determined and used as the basis for adjustments for future years as described in Section 4 of Exhibit "B" to the First Amendment.

                              (iii) With respect to each full or partial lease
year during the initial stated term, Tenant shall pay the amount set forth in clause (ii) above. With respect to each full or partial lease year during any extended or additional term, Tenant shall pay an amount equal to Tenant's Proportionate Share of Landlord's estimate of Total Operating Expenses for such full year or partial lease year. Thereafter, at the end of each lease year during any such extended or additional term, an adjustment shall be made by Landlord, and Tenant shall pay such amount or receive a credit of such amount as is necessary to adjust Tenant's payments to Tenant's actual Proportionate Share of Total Operating Expenses for such lease year during any such extended or additional term. Such payments and adjustments shall be made as provided in Exhibit "B" to the First Amendment. "Total Operating Expenses" and "Tenant's Proportionate Share" are each defined in Exhibit "B" to the First Amendment.

                      (b) The payment by Tenant of Tenant's Proportionate Share of Total Operating Expenses for the 1580 Premises shall be in addition to the payment of Monthly Basic Rent for the 1580 Premises. All Monthly Basic Rent paid for the Premises and the 1580 Premises together with all such expenses are hereinafter sometimes referred to herein and in the Lease, as hereby amended, collectively, as the "rent."

                      (c) In addition to Monthly Basic Rent and Tenant's Proportionate Share of Total Operating Expenses for the 1580 Premises, Tenant shall also pay all other charges and additional rent provided for in the Lease, as hereby amended, with respect to the 1580 Premises and based (to the extent applicable) upon the Rentable Area thereof.

               5. Utilities. Notwithstanding anything to the contrary in Section
6.1 or Section 48.6(a) of the Original Lease, it is acknowledged and agreed that:

                      (a) Electrical Service to the 1580 Premises shall be directly metered to Tenant and Tenant shall pay the charge for such service directly to the purveyor.

                      (b) Water and sewer service is not separately metered to Tenant and the cost of such service shall be allocated between Tenant and the other occupant(s) of the 1580 Building based upon their respective Rentable Areas.

               6. Taxes on Tenant's Property.

                      (a) Tenant shall pay not later than ten (10) days before delinquency, all taxes, levies, assessments, fees and other governmental charges of every kind or nature

(hereinafter, collectively called "taxes") levied against personal property or trade fixtures placed by Tenant in the 1580 Premises. If any such taxes are levied against Landlord or Landlord's property, Landlord, after written notice to Tenant, may pay the same regardless of the validity of such levy, but only under proper protest if requested by Tenant. If the assessed value of Landlord's property is increased by inclusion of a value placed upon such personal property or trade fixtures of Tenant, Landlord, after written notice to Tenant, may pay the taxes based upon such increased assessment regardless of the validity thereof, but only under proper protest if requested by Tenant. In either such event, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that, in any such event Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation, but at no cost to Landlord, to bring suit to recover the amount of any such taxes so paid under protest.

                      (b) If any tenant improvements constructed or installed by Tenant in the 1580 Premises, whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord's Building standard materials are assessed, then the real property taxes and assessments levied against Landlord or Landlord's property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by subparagraph (a) above. If the County Assessor's records are available and sufficient to determine whether said Tenant improvements are assessed at a higher valuation than Landlord's Building standard materials, such records shall be binding on Landlord and Tenant; otherwise the actual cost of construction shall be the basis for such determination. Whether and the extent to which any of the improvements in the 1580 Premises constitute non-Building standard or otherwise exceed Building standard shall be reasonably determined by Landlord's architect or engineer, which determination shall be conclusive.

               7. Maintenance and Repair.

                      (a) Except as provided in subparagraphs (b) and (c) below and Articles 17 and 18 of the Original Lease, Tenant at its expense shall keep in good order, condition, and repair (including replacement of parts and equipment, if necessary) the 1580 Premises and every part thereof, and all equipment (other than main plumbing and electrical systems and the main heating, ventilating and air conditioning equipment), trade fixtures, furnishings and other personal property in the 1580 Premises or serving the 1580 Premises, and shall furnish and repair all expendables (soap, towels, etc.). Tenant shall promptly at Tenant's cost make all repairs necessary to maintain the 1580 Premises in good condition. Tenant shall provide whatever treatment may be necessary, as often as may be required, to keep the 1580 Premises neat and attractive. On the last day of the term hereof, or on any sooner termination of the Lease, as hereby amended, Tenant shall, subject to the provisions of Articles 17 and 18 of the Original Lease, surrender the 1580 Premises to Landlord in good condition, ordinary wear and tear to the wall covering, carpet and other floor covering in the 1580 Premises excepted.

                      (b) Landlord shall repair and maintain the exterior walls of the 1580 Building and the roof and foundations of the 1580 Building. Landlord shall also use commercially reasonable efforts to provide maintenance and repair with respect to the main plumbing and electrical systems and the main heating, ventilating and air conditioning equipment serving the 1580 Premises. Landlord shall not be liable for failure to make any repairs or maintenance unless such failure persists for an unreasonable time after written notice of the need therefor is given to Landlord by Tenant. Except as provided in Articles 17 and 18 of the Original Lease, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to the 1580 Premises or to the fixtures, appurtenances and equipment therein or to the Common Facilities (as defined in Exhibit "B" to the First Amendment) or the improvements thereon; provided, however, that in taking such actions, Landlord shall use its best efforts not to interfere with Tenant's business operations in the 1580 Premises. Landlord's costs incurred in repair and maintenance of the 1580 Building and all equipment described in this Section and serving the 1580 Building, including heating, ventilating and air-conditioning equipment, shall be included in Total Operating Expenses as defined in Exhibit "B" to the First Amendment. Except as provided in this subparagraph and Articles 17 and 18 of the Original Lease, Landlord shall not be obligated to repair or maintain the 1580 Premises or to bear any part of the expense of the 1580 Premises. Tenant expressly waives and releases its right to make repairs at Landlord's expense under Sections 1932(1) and 1942 of the California Civil Code or any other statute or rule of law now or hereafter in effect.

                      (c) Tenant shall also be responsible to insure that all truck loading areas and loading doors which constitute a part of the 1580 Premises, if any, are not unreasonably damaged and do not accumulate litter or debris as a result of deliveries to and pickups from Tenant. Any unreasonable costs borne by Landlord (i.e., any costs of work performed by Landlord over and above Landlord's standard work with respect to the Common Facilities) to keep such areas clean and in working order shall be billed by Landlord to Tenant and Tenant shall pay the same within ten (10) days after receipt of an invoice from Landlord.

               8. Common Facilities. All references in Paragraph 8 of the First Amendment to the "New Building" and the "New Premises" shall mean and include both the "New Building" and 1580 Building and "New Premises" and 1580 Premises.

               9. Parking Spaces for 1580 Premises. From and after the 1580 Premises Commencement Date, the following shall apply:

                      (a) Tenant's "Allocated Parking Spaces" within the Parking Areas (as defined in Section 48.26 of the Original Lease) for the 1580 Premises is 23 spaces.

                      (b) Except as otherwise provided in the Lease, as hereby amended, with respect to the Tenant's existing rights to use the Parking Areas in connection with Tenant's occupancy of Building A, neither Tenant nor its agents, employees, customers and invitees shall utilize in connection with Tenant's occupancy of the 1580 Premises in the aggregate at any time a number of parking spaces in the Common Facilities in excess of the Allocated Parking Spaces set forth above. In addition to any other remedies granted to Landlord in the Lease, as hereby amended, or by law, upon default by Tenant under the terms of this paragraph, Landlord shall have the right to tow away any vehicles belonging to Tenant or Tenant's agents, employees, customers or invitees as necessary to reduce the number of parking spaces used by Tenant and such persons to that number of Allocated Parking Spaces set forth above.

                      (c) All costs of cleaning, maintaining, operating, repairing, holding and making available the Parking Area shall be included within Common Facilities Expenses, as defined in Exhibit "B" to the First Amendment and a portion thereof shall be included in Tenant's Proportionate Share as defined in Exhibit "B" to the First Amendment with respect to the 1580 Premises.

                      (d) Landlord may authorize persons other than tenants of the Center, their agents, employees, customers and invitees to utilize the Parking Area; provided, however, that in no event shall the number of spaces available for Tenant with respect to the 1580 Premises be less than that number of Allocated Parking Spaces set forth above. The terms of such usage shall be as determined by Landlord in its sole discretion and may include the right to use the Parking Area without charge.

               10. Rights with Respect to the Expansion Space. Landlord and Tenant acknowledge that the Expansion Space is currently occupied by another tenant ("Existing Tenant"). Promptly upon learning of the date that Existing Tenant intends to vacate (or has vacated) the Expansion Space, Landlord shall notify Tenant of the date upon which the Expansion Space shall become (or has become) available. Tenant shall have the right (the "First Right") to add the Expansion Space to the Premises. Such First Right shall be exercised, if at all, by written notice from Tenant to Landlord given within ten (10) business days after the date of Landlord's notice.

               If Tenant does not exercise the First Right, or declines the Expansion Space, Landlord shall attempt to locate another tenant for the Expansion Space. Upon locating another tenant, Landlord shall so notify Tenant in writing. Tenant shall again have the right (the "Second Right") to add the Expansion Space to the Premises. Such Second Right shall be exercised, if at all, by written notice from Tenant to Landlord given within five (5) business days after the date of Landlord's notice.

               If Tenant exercises neither the First Right nor the Second Right (or declines the Expansion Space on both occasions described herein), Tenant shall have no further rights with respect to the Expansion Space and Landlord shall be free to offer the Expansion Space to third parties upon such terms as are acceptable to Landlord. Moreover, and notwithstanding anything to the contrary set forth in this paragraph, neither the First Right nor the Second Right shall be exercisable during any period during which Tenant is in default pursuant to the Lease beyond any applicable grace period. The existence of any such default shall not extend the ten (10) business day period or the five (5) business day period provided for in this paragraph.

               11. Terms as to Expansion Space. If Tenant is entitled to exercise (i.e., Tenant is not in default pursuant to the Lease beyond any applicable grace period and Landlord has noticed Tenant pursuant to Paragraph 10 above of either the First Right or the Second Right) and timely and properly exercises the First Right or the Second Right, the Expansion Space shall be added to the Premises pursuant to the Lease. The terms of such holding by Tenant shall be as follows:

                      (a) The commencement date of the Lease and the Rent Commencement Date of the Lease as to the Expansion Space (the "ES Commencement Date") shall each be the later of (i) the date Tenant exercises the First Right or Second Right, as applicable, and (ii) the date upon which the Expansion Space is vacant and available for occupancy by Tenant. Landlord shall deliver possession of the Expansion Space and the keys thereto to Tenant on such ES Commencement Date.

                      (b) The term of the Lease as to the Expansion Space shall be coterminous with the term of the Lease as to the balance of the Premises, including any extensions of such term. From and after the ES Commencement Date, all references in the Lease to the "Premises" shall, except as otherwise expressly provided in this Amendment, include the Expansion Space.

                      (c) The ES Commencement Date shall be confirmed by a letter agreement prepared by Landlord and executed and delivered by Landlord and Tenant. However, failure of either party to so execute and deliver shall not affect the ES Commencement Date determined pursuant to subparagraph (a) above.

                      (d) Paragraphs 1(b), (c), (d) and (e) and 2(a), (b), (c) and (d) shall all apply with respect to the Expansion Space, substituting the term "Expansion Space" for the term "1580 Premises" and the term "ES Commencement Date" for the term "1580 Premises Rent Commencement Date."

                      (e) Monthly Basic Rent for the Expansion Space shall be $2,842.40 ($0.95 per square foot of Rentable Area per month). Such Monthly Basic Rent for the Expansion Space shall be paid at the times and in the manner provided in Section 3.1 of the Original Lease.

                      (f) Paragraphs 4, 5, 6 and 7 hereof shall also apply with respect to the Expansion Space except that Tenant's Proportionate Share of Total Operating Expenses for the Expansion Space shall be 21.83%.

                      (g) For the purposes of paragraph 8 above, all references in Paragraph 8 of the First Amendment to the "New Premises" shall also include the Expansion Space.

                      (h) From and after the ES Commencement Date, paragraph 9 above shall apply with respect to the Expansion Space, except that the Allocated Parking Spaces for the Expansion Space shall be eight (8) spaces.

               12. Defined Terms. Any term used in this Amendment and not otherwise defined herein shall have the meaning assigned to such term in the Lease.

               13. Lease in Effect. Landlord and Tenant acknowledge and agree that the Lease, as hereby amended, remains in full force and effect in accordance with its terms. In the event of any conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control.

               IN WITNESS WHEREOF, the parties have executed this Second Amendment to Lease as of the day and year first above written.

"Tenant"                                 "Landlord"


EMULEX CORPORATION,                      C. J. SEGERSTROM & SONS,
a California corporation                 a California general partnership


By     /s/ Paul F. Folino               By   /s/ Anton Segerstrom
       ------------------------------        ----------------------------------
Title  President/CEO                         Manager


By     /s/ Sadie A. Herrera             By   /s/ Jeanette E. Segerstrom
       ------------------------------        ----------------------------------
Title  EVP HR/Facilities                     Manager

EXHIBIT "A"          DEPICTION OF PREMISES



                                  EXHIBIT "A"